Exhibit 32(b)
Section 1350 Certification

We, Lewis Hay, III, Chief Executive Officer of Florida Power & Light Company (FPL) and Moray P. Dewhurst, Chief Financial Officer of FPL, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Quarterly Report on Form 10-Q of FPL for the quarterly period ended September 30, 2004 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FPL.

Dated: November 2, 2004

LEWIS HAY, III

Lewis Hay, III Chairman of the Board and Chief Executive Officer

MORAY P. DEWHURST

Moray P. Dewhurst Senior Vice President, Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to FPL and will be retained by FPL and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of FPL under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).